UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report (Date of Earliest Event Reported): February 11, 2014

MONRO MUFFLER BRAKE, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (585) 647-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement

On February 11, 2014, Monro Muffler Brake, Inc. (the “Company”) entered into a new Employment Agreement (the “Agreement”) with Joseph Tomarchio, Jr. The Agreement becomes effective April 1, 2014. At that time, the Agreement will supersede and replace the Company’s existing employment contract with Mr. Tomarchio, which is set to expire in December 2014. As planned, the Agreement extends Mr. Tomarchio’s employment as an Executive Vice President of the Company through June 2017 at a reduced schedule. Under the terms of the Agreement, Mr. Tomarchio will render exclusive services to the Company. Specifically, he will continue to lead the Company’s growing tire purchasing programs and related vendor relationships. In addition, he will continue to assist on sourcing acquisitions, provide input on advertising and marketing and contribute at field meetings.

Under his Agreement, Mr. Tomarchio (i) will be paid a base salary of $242,500; (ii) will be eligible to earn a target annual bonus, pursuant to the terms of the Company’s bonus plan, of up to 87.5% of his base salary upon the achievement of certain predetermined corporate objectives, which is consistent with both other Company executives and Mr. Tomarchio’s current employment agreement; and (iii) will participate in the Company’s other incentive and welfare and benefit plans made available to executives. In addition, under the Agreement, Mr. Tomarchio is entitled to certain payments upon a termination without Cause (as defined therein), a resignation by Mr. Tomarchio for Good Reason (as defined therein) or a termination in the event of a Change in Control of the Company (as defined therein), all as set forth in detail in the Agreement.

A copy of the Company’s Employment Agreement with Mr. Tomarchio is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events

Also effective April 2014, Divisional Vice Presidents Christopher Hoornbeck and Craig Hoyle, who have had direct responsibility for all of the Company’s retail locations and have 40 and 15 years with the Company, respectively, will report directly to John Van Heel, the Company’s President and Chief Executive Officer.

Item 9.01 Financial Statements and Exhibits

(a)	Not Applicable

(b)	Not Applicable

(c)	The following is a list of exhibits furnished with the Current Report on Form 8-K:

Exhibit No.

99.1	Employment Agreement by and between Monro Muffler Brake, Inc. and Joseph Tomarchio, Jr., dated February 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO MUFFLER BRAKE, INC. (Registrant)

February 11, 2014	By:	/s/ Catherine D’Amico
Catherine D’Amico
Executive Vice President - Finance